CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
LLOYD W. BAKER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Announces Results of Annual Meeting,
Shareholders Approve All Proposals and Confirm All Nominated Directors to Board

Walla Walla, WA – April 26, 2017 – Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today announced that shareholders approved all proposals and re-elected all director nominees at its 2017 Annual Meeting held April 25, 2017 in Walla Walla, Washington.

About the Company
Banner Corporation is a $10.1 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in Banner Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Such forward-looking statements speak only as of the date of this release. Banner Corporation expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.

Transmitted on Globe Newswire on April 26, 2017 at 6:00 a.m. PDT.